Exhibit 10.3

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made December 31, 2009, by and between Valassis Communications, Inc. (the “Corporation”) and Brian J. Husselbee (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of September 28, 2009 (as so amended, the “Employment Agreement”); and

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Section 1(b) of the Employment Agreement shall be amended to read in its entirety as follows:

“The Employment Period shall commence on September 28, 2009 (the “Effective Date”) and shall continue until the close of business on September 30, 2012.”

2. All other terms of the Employment Agreement shall remain in full force and effect.

3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first written above.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

/s/ Brian J. Husselbee
Brian J. Husselbee